Exhibit 99.1

AuthenTec Acquires Software Assets of EzValidation

- Transaction Further Strengthens AuthenTec’s Complete End-to-End Offering

MELBOURNE, Fla., April 16, 2008 – AuthenTec (NASDAQ: AUTH), the world’s leading provider of fingerprint sensors and solutions, announced that it has acquired the software assets of EzValidation, formerly a California-based provider of fingerprint sensor authentication and user interface software. AuthenTec acquired the portfolio of EzValidation software, including its EzPassport fingerprint authentication software. The transaction is expected to strengthen AuthenTec’s complete client offering, providing complementary authentication software that enhances the fingerprint sensor user experience.

“This transaction will help further strengthen our complete solution, making client applications for our sensors more intuitive and easier to use,” said AuthenTec Chairman and CEO Scott Moody. “We plan to add the best features of EzPassport to AuthenTec’s software offering, enhancing the fingerprint sensor user experience. I would note that application enhancement efforts such as this are focused on the PC client, and that we will continue to collaborate with our Solution Provider Network to enable complete end-to-end enterprise solutions.”

EzPassport is an easy-to-use fingerprint authentication software application for Microsoft Windows-based systems. EzPassport offers easy user setup and enrollment, and features Windows login, password replacement, file and folder encryption, application launch, screensaver lock, and auto logoff via a very intuitive graphical user interface. The first offering of a bundled software solution from AuthenTec, which includes key features of EzPassport, is expected to be available in the third quarter of 2008.

This asset purchase is being recorded as in-process R&D and will be dilutive to AuthenTec’s first quarter earnings per share by $0.01 per share. However, first quarter non-GAAP earnings per share are still expected to be in a range of $0.01 to $0.02, per the guidance provided by the Company on February 4, 2008.

About AuthenTec

With more than 25 million sensors sold worldwide, AuthenTec is the world leader in providing fingerprint authentication sensors and solutions to the high-volume PC, wireless device, and access control markets. AuthenTec’s award-winning sensors take full advantage of The Power of Touch® by utilizing the company’s patented TruePrint® technology to deliver the most convenient, reliable and cost-effective means available for enabling touch-powered features that extend beyond user authentication. The company’s customers include: ASUSTeK, Fujitsu, HP, Hitachi, HTC, Lenovo, LG Electronics, Samsung, and Toshiba, among others.

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Forward Looking Statements

This press release contains statements relating to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to those described in AuthenTec’s annual report on Form 10-K filed with the SEC on February 29, 2008. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

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Contacts:

AuthenTec

Brent Dietz

321-308-1320

brent.dietz@authentec.com

The Shelton Group

Kellie Nugent

Vice President, Investor Relations

972-239-5119 x 125

knugent@sheltongroup.com

Zer0 to 5ive

Nicole Loring

617-834-2190

nicole@0to5.com